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                                                                     EXHIBIT 4.2

                  TENNESSEE FORM OF NOTICE OF RESCISSION OFFER

                         GREENE COUNTY BANCSHARES, INC.
                             MAIN AND DEPOT STREETS
                          GREENEVILLE, TENNESSEE 37743

BY CERTIFIED MAIL
RETURN RECEIPT REQUESTED

[Name and Address of New Shareholder]

Re:  Offer of Rescission

Dear _______________:

On ______________, 1995, Greene County Bancshares, Inc. (the "Company") sold to you _______ shares of its Common Stock, par value $10 per share (the "Shares"), at a price of $170 per share.

The Tennessee Securities Act of 1980, as amended (the "Act"), provides in
Section 48-2-104 that it is unlawful for any person to sell any security in Tennessee unless the security is registered or exempt from the registration requirements under the Act. The Shares sold to you were neither registered nor exempt from registration; therefore, the offer and sale of these Shares were made in violation of Sections 48-2-104 and 48-2-107 of the Act.

Pursuant to Section 48-2-122 of the Act and the November 14, 1986 Policy Statement of the Tennessee Securities Division on rescission offers, the Company is offering to rescind the sale of its common stock to you and refund to you, upon tender of the stock certificate for the Shares, the consideration you paid for the stock, plus interest at a rate of 10% per annum from the date of payment through the date the Company receives notice of your election to rescind, less any amount of income you have received on the stock.

This rescission offer will remain open for 30 days from the date you receive this letter.

Should you elect to rescind, you must respond within 30 days to the Company,
Attention: Alex Johnson, Chief Financial Officer of the Company, by so indicating on the enclosed "Election Form" and by tendering your original stock certificates. The "Election Form" must be returned to the Company by certified mail, return receipt requested. The Company will promptly tender the amount owed to you under the terms of this rescission offer.

A Prospectus is enclosed regarding the offer of the Shares pursuant to a registration statement that has been filed with and declared effective by the Securities and Exchange Commission. The
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registration statement also has been filed with the Tennessee Securities
Division and its effectiveness with that Division is conditioned upon the concurrent delivery of this rescission offer with the enclosed Prospectus. The Prospectus describes the offer, the Shares and the Company. You should review the Prospectus carefully before you decide if you want to elect to retain your Shares.

Should you elect to retain your shares, please record your election on the enclosed "Election Form," sign the Rejection of Rescission, along with the Acknowledgement that you received and have had the opportunity to review the Prospectus, and the Confirmation of your decision to purchase the Shares, and return the "Election Form" to the Company, Attention: Alex Johnson, Chief Financial Officer of the Company. The "Election Form" must be returned to the Company by certified mail, return receipt requested.

If upon the expiration of 30 days from your receipt of this letter, the Company has not received a response requesting rescission, this offer of rescission will be deemed to have been rejected, and the Company will be entitled to assume that you have received the Prospectus regarding the shares, have had the opportunity to review it and have elected to retain your shares.

You may wish to consult with independent counsel before deciding whether to accept or reject this rescission offer in order to be fully informed about the tax and legal consequences related to either choice.

Very truly yours,


GREENE COUNTY BANCSHARES, INC.

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                         GREENE COUNTY BANCSHARES INC.
                                    BOX 1120
                          GREENEVILLE, TENNESSEE 37744

                           PLEASE EXECUTE EITHER THE
                             DEMAND FOR RESCISSION
                                       OR
      REJECTION OF RESCISSION AND ACKNOWLEDGEMENT OF RECEIPT OF PROSPECTUS
                          AND CONFIRMATION OF PURCHASE

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                             DEMAND FOR RESCISSION

         The undersigned elects to rescind my investment in the common stock of Greene County Bancshares Inc. AA (the "Company") of $_______ made by me on ________ and hereby accepts the rescission offer of the Company to repurchase all my shares in accordance with the Notice of Rescission Offer.

------------------------------
Name of Investor (Please Print)


-------------------------------                    ---------------
Signature                                          Date

Please provide the address to which your check should be sent in the event of your rescission.

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                         --------------------------

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      REJECTION OF RESCISSION ACKNOWLEDGEMENT OF RECEIPT OF PROSPECTUS
                        AND CONFIRMATION OF PURCHASE

         The undersigned elects not to rescind my investment in the common stock of Greene County Bancshares Inc. of $______ made by me on _________ and hereby rejects such rescission in accordance with the Notice of Rescission Offer dated ________; and acknowledges that I have received and had the opportunity to review the Prospectus for Common Stock of the Company dated ________ 1995, and confirms my decision to purchase ________ shares of Common Stock of the Company.

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Name of Investor (Please Print)


-------------------------------                      --------------
Signature                                            Date

                                   RETURN BY
                  CERTIFIED MAIL RETURN RECEIPT REQUESTED TO:
                         Greene County Bancshares Inc.
                            Attention: Alex Johnson
                                    Box 1120
                          Greeneville, Tennessee 37744

IF NO CHOICE IS MADE PRIOR TO THE EXPIRATION OF 30 DAYS FROM YOUR RECEIPT OF THIS RESCISSION OFFER THIS RESCISSION OFFER WILL BE DEEMED TO HAVE BEEN REJECTED AND THE COMPANY WILL BE ENTITLED TO ASSUME THAT YOU HAVE RECEIVED AND HAD THE OPPORTUNITY TO REVIEW THE PROSPECTUS AND HAVE ELECTED TO RETAIN YOUR SHARES.